UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2023

Dune Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39819	85-1617911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Rosemary Avenue, Suite 204 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(917) 742-1904

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DUNEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DUNE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DUNEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On May 14, 2023, Dune Acquisition Corporation, a Delaware corporation (“Dune”), entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among Global Gas Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Dune (“Holdings”), Global Hydrogen Energy LLC, a Delaware limited liability company (“Global Hydrogen”), William Bennett Nance, Jr., an individual (“W. Nance”), Sergio Martinez, an individual (“S. Martinez”), and Barbara Guay Martinez, an individual (“B. Martinez” and, together with W. Nance and S. Martinez, the “Sellers”).

The board of directors of Dune (the “Board”) has unanimously (i) approved and declared advisable the Purchase Agreement and the other transactions contemplated thereby (the “Business Combination”) and (ii) resolved to recommend approval of the Purchase Agreement and related matters by the stockholders of Dune. W. Nance, the Founder and Chief Executive Officer of Global Hydrogen, is also a director of Dune. Mr. Nance was recused from, and did not participate in, the consideration or approval of the Purchase Agreement and the Business Combination by the Board.

Headquartered in New York and founded in 2023, Global Hydrogen is an industrial gas supplier targeting privately and publicly-funded hydrogen development and carbon recovery projects.

Consideration

In accordance with the terms and subject to the conditions of the Purchase Agreement, at the closing of the Business Combination (the “Closing”), (a) Dune will contribute to Holdings all of its assets (excluding its interests in Holdings and the aggregate amount of cash proceeds required to satisfy any redemptions by Dune’s public stockholders (“Dune Stockholder Redemptions”)), and in exchange therefor, Holdings will issue to Dune a number of common equity units of Holdings (“Holdings Common Units”) which will equal the number of total shares of Dune’s Class A common stock, par value $0.0001 per share (“Dune Class A Common Stock”), issued and outstanding immediately after the Closing (taking into account any equity financing agreements entered into by Dune between the signing date of the Purchase Agreement and the Closing and giving effect to all Dune Stockholder Redemptions) (such transactions, the “SPAC Contribution”) and (b) immediately after the SPAC Contribution, the Sellers will transfer, convey, assign and deliver all of the limited liability company equity interests of Global Hydrogen (“Company Units”) to Holdings in exchange for shares of Dune’s Class B voting non-economic common stock, par value $0.0001 per share (“Dune Class B Common Stock” and, together with Dune Class A Common Stock, “Dune Common Stock”), and Holdings Common Units (together with the SPAC Contribution, the “Combination Transactions”), as a result of which, (i) each issued and outstanding Company Unit immediately prior to the Combination Transactions will be held by Holdings, (ii) each Seller will receive an aggregate number of Holdings Common Units and shares of Dune Class B Common Stock equal to the number of Company Units held by such Seller, multiplied by the Company Exchange Ratio (as defined below), and (iii) Dune will change its name to Global Gas Corporation (“New Global Hydrogen”) and New Global Hydrogen will be the publicly traded reporting company in an “Up-C” Structure (clauses (i) through (iii) collectively, and together with the Combination Transactions and the other transactions contemplated by the Purchase Agreement, being referred to collectively hereafter as the “Transactions”).

In accordance with the terms and subject to the conditions of the Purchase Agreement, at the Closing, the issued and outstanding Company Units of each Seller will be transferred, conveyed, assigned and delivered in exchange for (i) a number of shares of Dune Class B Common Stock equal to the product of (x) the number of Company Units held by such Seller and (y) the exchange ratio (the “Company Exchange Ratio”) determined by dividing (A) the quotient of $57,500,000 divided by the number of Company Units issued and outstanding immediately prior to the Closing by (B) $10.00 per share and (ii) a number of Holdings Common Units equal to the number of Dune Class B Common Stock to be received by such Seller pursuant to clause (i) hereof (clauses (i) and (ii) collectively, the “Aggregate Consideration”).

Conditions to Closing

The obligations of Dune and Global Hydrogen to consummate the Business Combination pursuant to the Purchase Agreement are subject to the satisfaction or waiver (if legally permitted) of certain closing conditions, including, among others: (i) no order, statute, rule or regulation enjoining, prohibiting, or making illegal the consummation of the Business Combination; (ii) approval of the Business Combination and related agreements and the Transactions by the stockholders of Dune; (iii) Dune Common Stock shall be listed or have been approved for listing on the Nasdaq Capital Market (“Nasdaq”) or, to the extent applicable, the New York Stock Exchange (the “NYSE”); and (iv) customary bring-down conditions.

Covenants

The Purchase Agreement contains certain covenants, including, among others, providing for: (i) the parties to conduct their respective businesses in the ordinary course through the Closing; (ii) Global Hydrogen to provide to Dune and its representatives reasonable access through the Closing to Global Hydrogen’s properties, books, records and personnel; (iii) Global Hydrogen to prepare and deliver certain of its unaudited interim financial statements and audited financial statements; (iv) Dune and Global Hydrogen to prepare, and Dune to file, a proxy statement in connection with the Business Combination and Dune to take certain other actions to obtain the requisite approval of Dune stockholders of certain proposals regarding the Business Combination; (v) Dune to adopt, subject to the approval of its stockholders, New Global Hydrogen’s equity incentive plan; and (vi) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties by Dune, Holdings, the Sellers and Global Hydrogen. The representations and warranties of the respective parties to the Purchase Agreement will not survive the Closing.

Board of Directors

In accordance with the terms and subject to the conditions of the Purchase Agreement, following the Closing, the Board will consist of at least five (5) directors, with the Board to be divided into three (3) classes. The directors shall initially include: (i) W. Nance as a Class I director; (ii) two (2) independent director nominees (who shall be Class II directors) to be mutually designated by Dune and Global Hydrogen prior to the Closing; and (iii) two (2) independent director nominees (who shall be Class III directors) to be designated by Dune prior to the Closing; and (iv) such other director nominees to be designated by Global Hydrogen pursuant to written notice to Dune following the date of the Purchase Agreement.

Termination

The Purchase Agreement may be terminated under certain limited circumstances prior to the Closing, including, among others, (i) by mutual written consent of Dune and Global Hydrogen, (ii) by either Dune or Global Hydrogen if there is in effect any law or final, non-appealable order, judgment, injunction, decree, writ, ruling, stipulation, determination or award issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction that permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Business Combination, (iii) by either Dune or Global Hydrogen if the Closing has not occurred by 11:59 p.m., Eastern Time, on December 31, 2024, (iv) by either Dune or Global Hydrogen if certain approvals of Dune’s stockholders are not obtained, (v) by Dune if Global Hydrogen has breached or failed to perform any of its representations, warranties, covenants or other agreements under the Purchase Agreement, which breach or failure to perform (A) would result in the failure to satisfy the representations and warranties and covenant bring-down conditions to Dune’s obligation to close and (B) is not capable of being cured or cannot be cured during the applicable cure period and (vi) by Global Hydrogen if Dune has breached or failed to perform any of its representations, warranties, covenants or other agreements under the Purchase Agreement, which breach or failure to perform (A) would result in the failure to satisfy the representations and warranties and covenant bring-down conditions to Global Hydrogen’s obligation to close and (B) is not capable of being cured or cannot be cured during the applicable cure period. In the event the Purchase Agreement is terminated as a result of clause (iii) above (unless at or prior to the time of such termination, there has been a Change in Recommendation (as defined in the Purchase Agreement)) or as a result of clause (v) above, Global Hydrogen shall pay to Dune, within five (5) business days of the termination date, a termination fee of $7,500,000 (the “Termination Fee”), which shall be (i) payable in cash or (ii) by transfer of 50% of the fully diluted equity of Global Hydrogen, free and clear of all Liens (as defined in the Purchase Agreement). The Sellers provide a guaranty to Dune, on a joint and several basis, of the due and punctual payment of the Termination Fee in the Support Agreement (as defined below).

A copy of the Purchase Agreement is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto.

Certain Related Agreements

Support Agreement

On May 14, 2023, Dune, Holdings, Global Hydrogen and each of the Sellers entered into a support agreement (the “Support Agreement”). Under the Support Agreement, the Sellers agreed that they (i) will not transfer their Company Units, (ii) will continue to support, and refrain from taking certain actions, in each case, subject to the terms and conditions contemplated by the Support Agreement and (iii) guarantee to Dune, on a joint and several basis, certain payment obligations under the Purchase Agreement (including payment of the Termination Fee).

A copy of the Support Agreement is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Support Agreement is qualified in its entirety by reference thereto.

Sponsor Agreement

On May 14, 2023, Dune, Dune Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), Holdings and Global Hydrogen entered into a sponsor agreement (the “Sponsor Agreement”). Under the Sponsor Agreement, the Sponsor agreed to, among other things, (i) vote in favor of the Business Combination, (ii) waive the anti-dilution protection afforded under Dune’s amended and restated certificate of incorporation in respect of the shares of Dune Class B Common Stock held by the Sponsor in connection with the Business Combination and (iii) not transfer its shares of Dune capital stock and will continue to support, and refrain from taking certain actions that would negatively affect, the Transactions, in each case, subject to the terms and conditions contemplated by the Sponsor Agreement. Pursuant to the Sponsor Agreement, Dune agreed to indemnify the Sponsor against certain liabilities it may incur in connection with the Business Combination, subject to certain exceptions.

A copy of the Sponsor Agreement is filed with this Current Report as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Sponsor Agreement is qualified in its entirety by reference thereto.

Lock-up Agreement

On May 14, 2023, Dune, the Sponsor and each of the Sellers entered into a lock-up agreement (the “Lock-up Agreement”), which will be effective as of the Closing. Under the Lock-up Agreement, the Sponsor and the Sellers agreed to certain restrictions on transfer with respect to the shares of New Global Hydrogen common stock and private placement warrants they hold or will receive upon the Closing, which restrictions amend and supersede the restrictions on transfer the Sponsor agreed to in that certain letter agreement, dated December 17, 2020, entered into by and among Dune, the Sponsor and Dune’s officers and directors in connection with Dune’s initial public offering. The restrictions on transfer contained in the Lock-up Agreement apply to both the Sponsor and Global Hydrogen’s existing stockholders and unitholders, respectively, and end: (i) with respect to New Global Hydrogen’s common stock, on the earlier of twelve (12) months after (and excluding) the date of the Closing and the date on which New Global Hydrogen completes a liquidation, merger, capital stock exchange, reorganization, bankruptcy or other similar transaction that results in all of the common stock of New Global Hydrogen being converted into cash, securities or other property; and (ii) with respect to New Global Hydrogen’s private placement warrants, thirty days after the Closing.

A copy of the Lock-up Agreement is filed with this Current Report as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Lock-up Agreement is qualified in its entirety by reference thereto.

Nomination Agreement

The Purchase Agreement contemplates that, at the Closing, New Global Hydrogen will enter into a nomination agreement (the “Nomination Agreement”) with each of the Sellers and the Sponsor, pursuant to which each of the Sellers and the Sponsor will have the right to nominate members of the board of directors of New Global Hydrogen in the number and subject to the beneficial ownership thresholds and terms and conditions set forth therein.

The Sellers, to the extent they collectively beneficially own a number of shares of New Global Hydrogen’s common stock representing their Initial Share Ownership (as defined in the Nomination Agreement), will have the right, but not the obligation, to appoint or nominate for election to New Global Hydrogen’s board of directors, as applicable, one (1) individual, to serve as a Class I director.

The Sponsor and the Sellers, to the extent the Sponsor beneficially owns a number of shares of New Global Hydrogen’s common stock representing at least 25% of its Initial Share Ownership and the Sellers collectively beneficially own a number of shares of New Global Hydrogen’s common stock representing its Initial Share Ownership, will have the right, but not the obligation, to jointly appoint or nominate for election to New Global Hydrogen’s board of directors, as applicable, two (2) individuals, to serve as Class II directors, both of whom shall be independent directors (under the rules and regulations of Nasdaq or, to the extent applicable, the NYSE).

The Sponsor, to the extent the Sponsor beneficially owns a number of shares of New Global Hydrogen’s common stock representing at least 25% of its Initial Share Ownership, will have the right, but not the obligation, to appoint or nominate for election to New Global Hydrogen’s board of directors, as applicable, two (2) individuals, to serve as Class III directors, both of whom shall be independent directors (under the rules and regulations of Nasdaq or, to the extent applicable, the NYSE). Additionally, for so long as the Sponsor is entitled to appoint or nominate any person to New Global Hydrogen’s board of directors under the Nomination Agreement, New Global Hydrogen agrees to take all necessary action to cause its board of directors to appoint one Class III director to serve as Chairperson of its board of directors.

The foregoing description of the Nomination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Nomination Agreement, a copy of which is included as Exhibit G to the Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated by reference herein.

Registration Rights Agreement

The Purchase Agreement contemplates that, at the Closing, New Global Hydrogen, the Sponsor, certain members of Sponsor and certain of their permitted transferees and the Sellers and certain of their permitted transferees will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Dune will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of New Global Hydrogen’s common stock and other equity securities that are held by the parties thereto from time to time and the Sponsor and the Sellers will be granted certain registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Registration Rights Agreement, a copy of which is included as Exhibit F to the Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated by reference herein.

Exchange Agreement

The Purchase Agreement contemplates that, at the Closing, Holdings, New Global Hydrogen and the Sellers will enter into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Sellers will have the right from time to time following the Closing, on the terms and conditions contained in the Exchange Agreement, to exchange their Holdings Common Units together with their shares of Dune Class B Common Stock for, at the option of New Global Hydrogen, shares of New Global Hydrogen’s Class A common stock or cash.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Exchange Agreement, a copy of which is included as Exhibit J to the Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated by reference herein.

The foregoing descriptions of the Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement and the Exchange Agreement, and the transactions and documents contemplated thereby, are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement and the Exchange Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibits G, F and J to Exhibit 2.1 hereto, respectively, and the terms of which are incorporated by reference herein.

The Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement and the Exchange Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Dune, Global Hydrogen or their respective affiliates. The representations, warranties, covenants and agreements contained in the Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement, the Exchange Agreement and the other documents related thereto are only for purposes of the Purchase Agreement as of the specific dates therein, are solely for the benefit of the parties to the Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement and the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement, the Sponsor Agreement, the Support Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement or the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement or the Exchange Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, the Support Agreement, the Sponsor Agreement, the Lock-up Agreement, the Nomination Agreement, the Registration Rights Agreement or the Exchange Agreement, as applicable, which subsequent information may or may not be fully reflected in the public disclosures of Dune or Global Hydrogen.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of New Global Hydrogen’s Class B common stock (including the shares of New Global Hydrogen’s Class A common stock issuable upon exchange therefor pursuant to the Exchange Agreement) will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On May 15, 2023, Dune and Global Hydrogen issued a joint press release (the “Press Release”) announcing the execution of the Purchase Agreement. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Dune under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1 attached hereto.

Additional Information and Where to Find It

The Business Combination will be submitted to Dune’s stockholders for their consideration. Dune intends to file a proxy statement (the “Proxy Statement”) that will be sent to all holders of Dune Common Stock in connection with the proposed Business Combination. This document does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. Dune’s stockholders, the Sellers and other interested persons are advised to read, when available, the preliminary Proxy Statement and the amendments thereto and the definitive Proxy Statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Global Hydrogen, Dune and the proposed Business Combination. When available, the definitive Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of Dune as of a record date to be established for voting on the proposed Business Combination. Dune stockholders and the Sellers will also be able to obtain copies of the preliminary Proxy Statement, the definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Dune’s secretary at 700 S. Rosemary Avenue, Suite 204, West Palm Beach, FL 33401, (917) 742-1904.

Participants in Solicitation

Dune and its directors and executive officers may be deemed participants in the solicitation of proxies from Dune’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Dune is contained in Dune’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 10, 2023 and is available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of Dune’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants will be contained in the Proxy Statement for the proposed Business Combination when available. These documents can be obtained free of charge from the sources indicated above.

Global Hydrogen and its managers and executive officers may also be deemed to be participants in the solicitation of proxies from Dune’s stockholders with respect to the proposed Business Combination. A list of the names of such managers and executive officers and information regarding their interests in the proposed Business Combination will be included in the Proxy Statement for the proposed Business Combination when available.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “shall,” “seek,” “result,” “become,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean a statement is not forward looking. Indications of, and guidance or outlook on, future earnings, dividends or financial position or performance are also forward looking statements. These forward-looking statements include, but are not limited to: (1) references with respect to the anticipated benefits of the proposed Business Combination and anticipated closing timing; (2) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; (3) current and future potential commercial and customer relationships; and (4) anticipated demand for New Global Hydrogen’s product and service offerings. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of Dune’s and Global Hydrogen’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Most of these factors are outside Dune’s and Global Hydrogen’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Purchase Agreement; (ii) the outcome of any legal proceedings that may be instituted against Dune and Global Hydrogen following the announcement of the Purchase Agreement and the Transactions; (iii) the inability of the parties to timely or successfully complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Dune, redemptions by Dune’s stockholders, certain regulatory approvals or the satisfaction of other conditions to closing in the Purchase Agreement; (iv) risks relating to the uncertainty of the projected financial information with respect to Global Hydrogen; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the Transactions to fail to close; (vi) the impact of the COVID-19 pandemic on Global Hydrogen’s business and/or the ability of the parties to complete the proposed Business Combination; (vii) the inability to maintain the listing of Dune’s shares on Nasdaq following the proposed Business Combination; (viii) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (ix) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Global Hydrogen to grow and manage growth profitably, sell and expand its product and service offerings, implement its growth strategy and retain its key employees; (x) risks relating to Global Hydrogen’s operations and business, including the combined company’s ability to raise financing, hire employees, secure supplier, customer and other commercial contracts, obtain licenses and information technology and protect itself against cybersecurity risks; (xi) intense competition and competitive pressures from other companies worldwide in the industries in which the combined company will operate; (xii) litigation and the ability to adequately protect the combined company’s intellectual property rights; (xiii) costs related to the proposed Business Combination; (xiv) changes in applicable laws or regulations; and (xv) the possibility that Global Hydrogen or Dune may be adversely affected by other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive, and there may be additional risks that neither Dune nor Global Hydrogen presently know or that Dune and Global Hydrogen currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Additional information concerning certain of these and other risk factors is contained in Dune’s most recent filings with the SEC, including Dune’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in those documents that Dune has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained herein. In addition, forward-looking statements reflect Dune’s and Global Hydrogen’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Dune and Global Hydrogen anticipate that subsequent events and developments will cause Dune’s and Global Hydrogen’s assessments to change. All subsequent written and oral forward-looking statements concerning Dune and Global Hydrogen, the Transactions or other matters attributable to Dune, Global Hydrogen or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. While Dune and Global Hydrogen may elect to update these forward-looking statements at some point in the future, each of Dune or Global Hydrogen expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Dune’s and Global Hydrogen’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Unit Purchase Agreement, dated as of May 14, 2023, by and among Dune Acquisition Corporation, Global Gas Holdings LLC, Global Hydrogen Energy LLC and the unitholders of Global Hydrogen Energy LLC.
10.1	Support Agreement, dated as of May 14, 2023, by and among Dune Acquisition Corporation, Global Gas Holdings LLC, Global Hydrogen Energy LLC and the unitholders of Global Hydrogen Energy LLC.
10.2	Sponsor Agreement, dated as of May 14, 2023, by and among Dune Acquisition Holdings, LLC, Global Gas Holdings LLC, Dune Acquisition Corporation and Global Hydrogen Energy LLC.
10.3	Lock-up Agreement, dated as of May 14, 2023, by and among Dune Acquisition Corporation, Dune Acquisition Holdings LLC and the unitholders of Global Hydrogen Energy LLC.
99.1	Press Release, dated May 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ACQUISITION CORPORATION

Date: May 15, 2023

	By:	/s/ Carter Glatt
	Name:	Carter Glatt
	Title:	Chief Executive Officer